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                                                                    Exhibit 15.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-7140) of POSCO and subsidiaries (the "Company") of our report dated March 5, 2004 relating to the consolidated balance sheets as of December 31, 2002 and 2003 and the related consolidated statements of income, statements of changes in shareholders' equity and cash flows for the three years in the period ended December 31, 2003, which appears in this Form 20-F.


/s/ Samil PricewaterhouseCoopers
Samil PricewaterhouseCoopers
Seoul, Korea
June 28, 2004